UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________________

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

(Amendment No. )

______________________

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material under Rule 14a-12

TERRASCEND CORP.

(Name of Registrant as Specified In Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

TerrAscend Corp. Special Meeting of Shareholders

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on August 24, 2026

Meeting Date and Time: August 24, 2026 at 1:00 p.m. Eastern Time

Location: Meeting to be held virtually at https://meetings.lumiconnect.com/400-839-337-624, with password “terrascend2026” (case-sensitive)

This is not a form for voting. Please be advised that the Notice and Proxy Statement (the “Proxy Materials”) for the above-noted special meeting of the holders of common shares of TerrAscend Corp. (the “Corporation”) are available for viewing and downloading online. This document provides an overview of these materials, which contain important information and are available to you on the internet or by mail, and you are reminded to access and review the Corporation’s notice of meeting and management information circular and proxy statement dated July 6, 2026 (the “Circular”) and other Proxy Materials available online prior to voting. These materials are available at:

https://ir.terrascend.com/

OR

www.sedarplus.ca

Obtaining Copies of the Proxy Materials

Shareholders may request to receive paper or email copies of the Proxy Materials related to the above-referenced meeting at no cost. Unless requested, you will not otherwise receive a paper or email copy of the Proxy Materials. Requests for paper copies must be received by August 10, 2026, in order to receive the paper copy in advance of the deadline for the submission of the proxy and the meeting. Shareholders may request to receive a paper or email copy of the Proxy Materials for up to one year from the conclusion of the shareholder meeting to which the Proxy Materials relate.

If you would like to request a copy of the materials for this and/or future shareholder meetings or for more information regarding notice-and-access you may (1) visit https://ir.terrascend.com/, (2) contact our transfer agent, Odyssey Trust Company, via https://odysseytrust.com/ca-en/help/ or by phone at 1-888-290-1175 (toll-free within North America) or 1-587-885-0960 (direct from outside North America) or (3) send an email to IR@TerrAscend.com.

Notice of Meeting

The resolutions to be voted on at the meeting are described in the Circular as follows:

1. Share Consolidation Resolution:

To adopt a special resolution approving the amendment to the articles of the Corporation, as amended, to provide that: (i) the authorized capital of the Corporation be altered by consolidating all of the issued and outstanding common shares (the “Common Shares”), non-participating, non-voting, unlisted exchangeable shares (the “Exchangeable Shares”), and preferred shares, issuable in series (the “Preferred Shares”) on the basis of a ratio to be determined by the board of directors of the Corporation (the “Board”), in its sole discretion, within a range of one post-consolidation share for every five to twenty outstanding pre-consolidation shares, at any time prior to August 24, 2027 (or the date that is 12 months immediately following the date that any adjourned or postponed Meeting is reconvened or held, as the case may be), with the exact ratio to be set at a whole number within this range by the Board in its sole discretion and applicable for all of the Common Shares, Exchangeable Shares, and Preferred Shares; and (ii) any fractional shares arising from the consolidation of the Common Shares, Exchangeable Shares, and Preferred Shares will be deemed to have been tendered by its registered owner to the Corporation for cancellation for no consideration. Information respecting the share consolidation may be found in the Circular under “Proposal No. 1: Share Consolidation Proposal”.

Management recommends a vote FOR proposal 1.

Note: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment, continuation or postponement thereof.

Voting

To vote your securities, please refer to the instructions on the Proxy or Voting Instruction Form. Your Proxy or Voting Instruction Form must be received by August 20, 2026, at 1:00 p.m. Eastern Time.

Stratification

The Corporation is providing paper copies of its Circular only to those registered shareholders and beneficial shareholders that have previously requested to receive paper materials.

Annual Financial Statements

The Corporation is providing paper copies or emailing electronic copies of its annual financial statements to registered shareholders and beneficial shareholders that have opted to receive annual financial statements and have indicated a preference for either delivery method.

INSTEAD OF MAILING THE PROXY, YOU MAY SUBMIT YOUR PROXY USING SECURE ONLINE VOTING AVAILABLE ANYTIME:

To Vote Your Proxy Online please visit: https://vote.odysseytrust.com

You will require the CONTROL NUMBER printed with your address to the right. If you vote by Internet, do not mail a proxy.

Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual.